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                          EXHIBIT INDEX


Exhibit 99     -     Press release of J.P. Morgan & Co.
Incorporated
                  dated February 27, 1995



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                                                       Exhibit 99

                                                February 27, 1995






         J.P. Morgan responds to S&P rating announcement
     ______________________________________________________


     Standard & Poor's today affirmed AAA credit ratings for J.P.
Morgan's bank subsidiaries, Morgan Guaranty Trust Company and
J.P. Morgan Delaware, and lowered the rating of the holding company to AA+.

     Morgan's exceptional capitalization, asset quality, liquidity, and long-term profitability are reflected in Standard & Poor's confirmation of triple-A ratings for our principal operating units. Morgan retains the highest credit ratings accorded any U.S. banking firm by both Standard & Poor's and Moody's Investors Service.

     In its announcement, Standard & Poor's cites J.P. Morgan's
"excellent risk controls" and "unique client franchise....which should yield a staple of strong profits over the long term." The rating agency states that Morgan holds "one of the premier global financial services franchises in the world." S&P said the outlook for both bank and holding company ratings is stable.

     In lowering the holding company rating, S&P said that "despite excellent risk controls, trading income is affected by periodic market perturbations." Morgan expects this rating action to have little effect on its business.


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